EXHIBIT 10.7

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into on October 12, 2018 and shall become effective on the date of admission of the entire issued share capital of Renalytix AI plc (“Parent”) to trading on AIM, the market operated by London Stock Exchange plc (the “Effective Date”), by and among Oliver James Sterling (the “Employee”) and Renalytix AI, Inc. (“Renalytix DE” or the “Company”), a Delaware corporation, and the Parent (collectively with Renalytix DE, the “Group”).

On and from the Effective Date, the Company desires to employ the Employee as its Chief Financial Officer and, in connection therewith, to compensate the Employee for Employee’s personal services to the Company; and

Employee wishes to be so employed by the Company and provide personal services and certain covenants to the Company in return for certain compensation and benefits.

Accordingly, in consideration of the mutual promises and covenants contained herein, the parties agree to the following:

1.
Employment by the Company.
1.1
Position. Subject to the terms set forth herein, the Company agrees to employ Employee in the position of Chief Financial Officer, and Employee hereby accepts such employment.
1.2
Duties. Employee will report to the Board of Directors of the
Company (the “Board”), performing such duties as are normally associated and commensurate with his position. During the term of Employee’s employment with the Company, Employee will devote Employee’s best efforts and substantially all (subject to any agreement as to his Working Hours as defined below) of Employee’s business time and attention to the business of the Group. Employee shall perform Employee’s duties under this Agreement principally out of the Company’s U.S.
corporate headquarters in New York. In addition, Employee shall make such business trips to such places as may be necessary or advisable for the efficient operations of the Group.
1.3
Company Policies and Benefits. The employment relationship between the parties shall also be subject to the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion. Employee will be eligible to participate on the same basis as similarly situated employees in Renalytix DE’s benefit plans in effect from time to time during his employment. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of the such plan. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion. Notwithstanding the foregoing, in the event that the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2.
Compensation.
2.1
Salary. Employee shall receive for Employee’s services to be rendered under this Agreement a base salary calculated by reference to an initial full-time base salary of $275,000 on an annualized basis, subject to review and increase by the Remuneration Committee of the Parent (“RemCo”) in its sole discretion but in no event less than three percent
(3%) per year, payable and subject to standard federal and state payroll withholding requirements in accordance with the Company’s standard payroll practices. Unless otherwise agreed between the parties from time to time, the Employee shall work 75% of full-time hours (being his “Working Hours”), and accordingly shall receive an annual base salary of $206,250 (“Base Salary”).
2.2
Annual Discretionary Bonus. Employee will be eligible for an annual cash bonus in the sole discretion of the RemCo, payable subject to standard payroll withholding requirements. Whether or not Employee earns any bonus will be dependent upon (a)
the actual achievement by Employee and the Company of the applicable individual and corporate performance goals, as determined by the RemCo in its sole discretion, and (b) Employee’s continuous performance of services to the Company through the date any such bonus is paid (which shall be no later than March 15 of the year following the year to which the bonus relates), except as set forth below in Section 6. The bonus may be greater or lesser than any target Bonus and may be zero should the Board determine that any performance criteria agreed with the Employee have not been met.
2.3
Expense Reimbursement. The Company will reimburse Employee
for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified by the Board from time to time. The Company shall reimburse Employee for all customary and appropriate business-related expenses actually incurred and documented in accordance with Company policy as in effect from time to time as soon as practicable after Employee’s submission of supporting documentation. For the avoidance of doubt, to the extent that any reimbursements payable to Employee are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”): (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

2.4 Vacation. Employee will be eligible to accrue a maximum of five (5) weeks paid vacation per year, in accordance with the Company’s vacation policy, which shall be taken subject to the demands of the Company’s business and Employee’s obligations as an employee of the Company with a substantial degree of responsibility.

3.
Confidential Information, Inventions, Non-Competition and Non-Solicitation Obligations. As a condition of employment, Employee agrees to execute and abide by the Employee Confidential Information, Inventions, Non-Competition and Non-
Solicitation Agreement attached as Exhibit A (“Confidential Information Agreement”), which may be amended by the parties from time to time without regard to this Agreement. The Confidential Information Agreement contains provisions that are intended by the parties to survive and do survive termination of this Agreement.

4.
Outside Activities During Employment. Except with the prior written consent of the Company, which consent shall not unreasonably be withheld, Employee will not, while employed by the Company, undertake or engage in any other employment, occupation or business enterprise that would interfere with Employee’s responsibilities and the performance of Employee’s duties hereunder, except for (i) reasonable time devoted to volunteer services for or on behalf of such religious, educational, non-profit and/or other charitable organization as Employee may wish to serve, (ii) reasonable time devoted to activities in the non-profit and business communities consistent with Employee’s duties, (iii) such other activities as may be specifically approved by the Company. This restriction shall not, however, preclude Employee (i) from owning less than one percent (1%) of the total outstanding shares of a publicly traded company, or (ii) from employment or service in any capacity with Affiliates of the Company. As used in this Agreement, “Affiliates” means an entity under common management or control with the Company.
5.
No Conflict with Existing Obligations. Employee represents that Employee’s performance of all the terms of this Agreement and as an Employee of the Company do not and will not breach any agreement or obligation of any kind made prior to Employee’s employment by the Company, including agreements or obligations Employee may have with prior employers or entities for which Employee has provided services. Employee has not entered into, and Employee agrees that Employee will not enter into, any agreement or obligation, either written or oral, in conflict herewith.
6.
Termination Of Employment. The parties acknowledge that Employee’s employment relationship with the Company is at-will. Either Employee or the Company may terminate the employment relationship for any reason whatsoever at any time, with or without cause or advance notice. The provisions in this Section govern the amount of compensation, if any, to be provided to Employee upon termination of employment and do not alter this at-will status.

6.1 Termination by the Company Without Cause.

(a)
The Company shall have the right to terminate Employee’s
employment with the Company pursuant to this Section 6.1 at any time without “Cause” (as defined in Section 6.2(b) below) by giving notice as described in Section 7.1 of this Agreement. A termination pursuant to Section 6.5 below is not a termination without “Cause” for purposes of receiving the benefits described in this Section 6.1.
(b)
If the Company terminates Employee’s employment without Cause and provided that such termination constitutes a “separation from service” (as defined under
Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Employee shall be entitled to receive the Accrued Obligations (defined below) and, subject to Employee’s material compliance with the obligations in Section
6.1(c) below, Employee shall be eligible to receive the following severance benefits (the
“Severance Benefits”):
(i)
The Company will pay Employee an amount equal to Employee’s then current Base Salary for twelve (12) months, less all applicable withholdings and authorized deductions, and paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the Release Effective Date (as defined in Section 6.1(c) below), with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter. If any such payments are delayed due to the timing of the effectiveness of the Release,

any such payments owed since the termination date shall be paid in the first payroll following the Release Effective Date.
(ii)
If Employee timely elects continued coverage under COBRA
for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents) on the termination date until the earliest of: (A) twelve (12) months following the termination date (the “COBRA Severance Period”); (B) the date when Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (C) the date Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of
(i)-(iii), (the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the
Company determines that its payment of COBRA premiums on Employee’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Employee on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, for the remainder of the COBRA Payment Period. Nothing in this Agreement shall deprive Employee of his rights under COBRA or ERISA for benefits under plans and policies arising under his employment by the Company.
(iii)
The Company will pay (i) any bonus earned from the year
prior to the year in which the termination occurs, to the extent not previously paid, and (ii) a pro rata portion of the bonus for the year in which the termination occurs, in each case calculated by the Company in good faith with any individual goals deemed to have been achieved and such bonuses to be paid no later than March 15 of the year following the year to which the bonus relates.
(iv)
The Company will accelerate (or cause to be accelerated) the vesting of that portion of Employee’s equity held on the termination date that would have vested over the one year period following the termination date; provided that all unvested equity shall vest in the event of a Change in Control.

For purposes of this Agreement, a “Change in Control” means any of the following transactions: (i) a sale of all or substantially all of the assets of either the Company or the Parent in one or more transactions, (ii) a consolidation or merger of either the Company or the Parent with or into any other corporation or other entity, or any other corporate re-organization, as a result of which the current shareholders own capital stock of the entity surviving such merger, consolidation or reorganization representing less than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity immediately after such consolidation, merger or reorganization, or (iii) the sale by the current shareholders of either in one or more transactions which results in the current shareholders owning less than fifty percent (50%) of the outstanding equity securities of either the Company or the Parent. For purposes of this Agreement, a “Change in Control” shall have the meaning given by the UK Takeover Code.

(c)
Employee will be paid all of the Accrued Obligations on the
Company’s first payroll date after Employee’s date of termination from employment or earlier if required by law. If eligible to receive the Severance Benefits pursuant to Section 6.1(b) of this Agreement, Employee will only receive such Severance Benefits if: (i) within the time period provided in the separation agreement (which shall be no longer than 60 days following the date of Employee’s Separation from Service), he has signed and delivered to the Company an effective separation agreement that includes, among other terms, a general release of claims in favor of the Company and its affiliates and representatives, in a form reasonably acceptable to the Company (the “Release”), which cannot be revoked in whole or part by such date (the date that the Release can no longer be revoked is referred to as the “Release Effective Date”); and (ii) if he holds any other positions with the Company, he resigns such position(s) to be effective no later than the date of Employee’s termination date (or such other date as requested by the Board); (iii) he returns all Company property; (iv) he complies with his post-termination obligations under this Agreement and the Confidential Information Agreement; and (v) he complies with the terms of the Release, including without limitation any non-disparagement (which shall be mutual to the extent applicable to the Company’s officers while employed by the Company), confidentiality and cooperation provisions contained in Release. The Release shall not release the Company from the obligations under this Section, any vested rights under any employee benefit or compensation plan or indemnification obligations.
(d)
For purposes of this Agreement, “Accrued Obligations” are (i) Employee’s accrued but unpaid salary through the date of termination, (ii) any unreimbursed business expenses incurred by Employee payable in accordance with the Company’s standard expense reimbursement policies, (iii) any accrued but not taken vacation pay and (iv) benefits owed to Employee under any qualified retirement plan or health and welfare benefit plan in which
Employee was a participant in accordance with applicable law and the provisions of such plan.
(e)
The Severance Benefits provided to Employee pursuant to this
Section 6.1 are in lieu of, and not in addition to, any benefits to which Employee may otherwise be entitled under any Company severance plan, policy or program.
(f)
Any damages caused by the termination of Employee’s employment without Cause would be difficult to ascertain; therefore, the Severance Benefits for which
Employee is eligible pursuant to Section 6.1(b) above in exchange for the Release is agreed to by the parties as liquidated damages, to serve as full compensation, and not a penalty.

6.2 Termination by the Company for Cause.

(a)
The Company shall have the right to terminate Employee’s
employment with the Company at any time for Cause by giving notice as described in Section 7.1 of this Agreement; provided that if such event is capable of cure in the opinion of the Company, the Company first provides written notice detailing the event and provides Employee with thirty (30)
days in which to cure. If cured, the Company may not terminate Employee’s employment for
Cause.
(b)
“Cause” for purposes of this Agreement shall mean that Employee has engaged in any of the following: (i) a material breach of any covenant or condition under this Agreement or any other agreement between the Company and Employee; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of Company; (vi) negligence in the performance of Employee’s duties or failure to perform his material duties to the Company; (vii)
failure to pass to the satisfaction of the Company, a preliminary background check or failure to submit proof of legal eligibility to work in the United States; or (viii) breach of fiduciary duty.
(c)
In the event Employee’s employment is terminated at any time for Cause, Employee will not receive Severance Benefits, or any other severance compensation or benefits, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Employee the Accrued Obligations.

6.3 Resignation by Employee (without Good Reason).

(d)
Employee may resign from Employee’s employment with the
Company at any time by giving notice as described in Section 7.1.
(e)
In the event Employee resigns from Employee’s employment with the Company (other than for Good Reason as set forth in Section 6.4), Employee will not receive
Severance Benefits, or any other severance compensation or benefits, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Employee the Accrued Obligations.

6.4 Resignation by Employee for Good Reason.

(f)
Provided Employee has not previously been notified of the Company’s intention to terminate Employee’s employment, Employee may resign from employment with the Company for Good Reason (as defined in Section 6.4(b) below).
(g)
“Good Reason” for purposes of this Agreement shall mean the occurrence of any of the following conditions without Employee’s prior written consent after Employee’s provision of written notice to the Company of the existence of such condition (which notice must be provided as described in Section 7.1 within ninety (90) days of the initial existence of the condition and must specify the particular condition in reasonable detail), provided that the Company has not first provided notice to Employee of its intent to terminate Employee’s employment: (i) a material diminution of, or material reduction or material adverse alteration in, Employee’s position, title, duties, or responsibilities; (ii) a material (greater than 10%) reduction by the Company of Employee’s Base Salary (except in the case of either an across the board reduction in salaries or a temporary reduction due to financial exigency); or (iii) a relocation of Employee, or the Company’s principal offices to which Employee is assigned more than fifty (50) miles from its then current location, except for required travel by Employee on the Company’s business or (iv) a material breach of this Agreement by the Company. Notwithstanding the foregoing, Good Reason shall only exist if the Company is provided a thirty (30) day period to cure the event or condition giving rise to Good Reason, and it fails to do so within that cure period (and, additionally,
Employee must resign for such Good Reason condition by giving notice as described in Section 7.1 within ten (10) days after the period for curing the violation or condition has ended).
(h)
In the event Employee resigns from Employee’s employment for
Good Reason, then Employee shall be entitled to the Accrued Obligations and, provided that
Employee complies with the obligations in Section 6.1(c) of this Agreement (including the requirement to provide an effective Release), Employee shall be eligible to receive the same

Severance Benefits as described in Section 6.1 and on the same conditions as if Employee had been terminated by the Company without Cause.

6.5 Termination by Virtue of Death or Disability of Employee.

(g)
In the event of Employee’s death while employed pursuant to this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall, pursuant to the Company’s standard payroll policies, pay to Employee’s legal representatives all Accrued Obligations as well as payment for any bonus earned for the year prior to the year of termination, to the extent not paid, and a pro rata bonus for the year in which the termination occurs, each determined by the Company in good faith and paid no later than March 15 of the year following the year to which the bonus relates.
(h)
Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to Employee, to terminate this Agreement based on Employee’s Disability. Termination by the Company of Employee’s employment based on “Disability” shall mean termination because Employee is unable due to a physical or mental condition to perform the essential functions of his position with or without reasonable accommodation for 180 days in the aggregate during any twelve (12) month period or based on the written certification by two licensed physicians of the likely continuation of such condition for such period. One of the physicians shall be chosen by the Company and the other shall be chosen by the Employee, or by his or his representative. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law. In the event Employee’s employment is terminated based on Employee’s Disability, Employee will not receive severance payments, or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Employee the
Accrued Obligations as well as any payment for any bonus earned for the year prior to the year of termination to the extent not paid and a pro rata bonus for the year in which the termination occurs, each determined by the Company in good faith and paid no later than March 15 of the year following the year to which the bonus relates.

6.6 Application of Section 409A. It is intended that all of the severance payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed in a manner that complies with Section 409A. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. No severance payments will be made under this
Agreement unless Employee’s termination of employment constitutes a “separation from service”
(as defined under Treasury Regulation Section 1.409A-1(h)). For purposes of Section 409A
(including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Employee’s right to receive any installment payments under this Agreement (whether severance payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. To the extent that any severance payments are deferred compensation under
Section 409A, and are not otherwise exempt from the application of Section 409A, then, if the period during which Employee may consider and sign the Release spans two calendar years, the severance payments will not begin until the second calendar year. If the Company determines that the severance benefits provided under this Agreement constitutes “deferred compensation” under Section 409A and if Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of Employee’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance will be delayed as follows: on the earlier to occur of (a) the date that is six months and one day after Employee’s Separation from Service, and (b) the date of Employee’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (i) pay to Employee a lump sum amount equal to the sum of the severance benefits that
Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the severance benefits had not been delayed pursuant to this
Section 6.6 and (ii) commence paying the balance of the severance benefits in accordance with the applicable payment schedule set forth in Section 6.1. No interest shall be due on any amounts deferred pursuant to this Section 6.6.

6.7 280G Approval. To the extent the Parachute Payment Vote (as defined below) is permitted by the Regulations (as defined below), and Employee agrees to waive (as would be required under the Regulations) the right to all or any portion of the payment or benefit Employee would receive pursuant to a Change in Control as a result of the provisions of this
Agreement that would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) be subject to the excise tax imposed by Section 4999 of the Code (the “At-Risk Payments), the Company shall use commercially reasonable efforts to timely solicit stockholder approval of the At-Risk Payments (the “Parachute Payment Vote”) in accordance with the requirements of Treasury Regulations § 1.280G-1, Q&A-7 or any successor thereto (the “Regulations”).

6.8 Cooperation With Company After Termination of Employment.
Following termination of Employee’s employment for any reason and for a period of two years thereafter, Employee shall reasonably cooperate with the Company in all matters relating to the winding up of Employee’s pending work including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to such other employees as may be designated by the Company. The Company will reimburse Employee for reasonable out-of-pocket expenses Employee incurs in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate
Employee’s scheduling needs.

7.
General Provisions.
7.1
Notices. Any notices required hereunder to be in writing shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its primary office location and to Employee at Employee’s address as listed on the Company payroll or to Employee’s Company-issued email address, or at such other address as the Company or Employee may designate by ten (10) days advance written notice to the other.

7.2
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.
7.3
Survival. Provisions of this Agreement which by their terms must survive the termination of this Agreement in order to effectuate the intent of the parties will survive any such termination, whether by expiration of the term, termination of Employee’s employment, or otherwise, for such period as may be appropriate under the circumstances.
7.4
Waiver. If either party should waive any breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
7.5
Complete Agreement. This Agreement (together with the
documents referred to herein) constitutes the entire agreement between Employee and the Company with regard to the subject matter hereof. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by Employee and an authorized officer of the Company. The parties have entered into a separate Confidential Information Agreement and have or may enter into separate agreements related to equity. These separate agreements govern other aspects of the relationship between the parties, have or may have provisions that survive termination of Employee’s employment under this Agreement, may be amended or superseded by the parties without regard to this Agreement and are enforceable according to their terms without regard to the enforcement provision of this Agreement.
7.6
Counterparts. This Agreement may be executed in separate
counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.
7.7
Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
7.8
Successors and Assigns. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any Company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said Company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Employee may not assign or transfer this Agreement or any rights or obligations hereunder, other than to his estate upon his death.

7.9
Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of New York.
7.10
Resolution of Disputes. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Employee’s employment with the Company or out of this Agreement, or the Employee’s termination of employment or termination of this Agreement, may not be in the best interests of either the Employee or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the negotiation, execution, performance or termination of this Agreement or the Employee’s employment, including, but not limited to, any claim arising out of this Agreement, claims under
Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section
1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Employee Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment, shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided however, that this dispute resolution provision shall not apply to any separate agreements between the parties that do not themselves specify arbitration as an exclusive remedy or to sexual harassment claims to the extent prohibited by applicable law. The location for the arbitration shall be the New York metropolitan area. Any award made by such panel shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators’ fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the Company; provided however, that at the
Employee’s option, Employee may voluntarily pay up to one-half the costs and fees. The parties acknowledge and agree that their obligations to arbitrate under this Section survive the termination of this Agreement and continue after the termination of the employment relationship between Employee and the Company. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By election arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a
Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury. To the extent applicable law prohibits mandatory arbitration of sexual harassment claims, in the event you intend to bring multiple claims, including a sexual harassment claim, the sexual harassment may be publicly filed with a court, while any other claims will remain subject to mandatory arbitration.
7.11
Legal Fees and Costs. In the event of a dispute under any
agreement between the Company and the Employee, the prevailing party (meaning the party receiving substantially the relief sought) shall be entitled to be reimbursed for its reasonable attorneys’ fees and costs incurred in connection with such dispute up to a limit of $25,000.
7.12
Joint and Several Liability. Renalytix DE and the Parent shall be jointly and severally liable for the obligations under this Agreement provided that the assumption of liability by the Parent shall not constitute or be deemed to constitute the creation of an employment relationship between the Parent and the Employee and should the Parent discharge any obligation of Renalytix DE under this Agreement such discharge shall extinguish any similar claim against
Renalytix DE and vice versa to the intent that no acceptable of joint and several liability shall constitute an ability to recover against both entities for a claim founded on the same facts.

In Witness Whereof, the parties have executed this Employment Agreement on the day and year first written above.

SIGNATURE PAGE FOLLOWS

RENALYTIX AI, Inc.

By: /s/ James R. McCullough

Name James R. McCullough

Title CEO

RENALYTIX AI PLC

By: /s/ James R. McCullough

Name James R. McCullough

Title CEO

Employee:

/s/ Oliver James Sterling

OLIVER JAMES STERLING